As filed with the Securities and Exchange Commission on February 19, 2007
                                                  Registration No. 333-
===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)
           Texas                                             74-1611874
(State or other jurisdiction of                          (I. R. S. Employer
incorporation or organization)                           Identification No.)
                           15835 Park Ten Place Drive
                              Houston, Texas 77084
                    (Address of principal executive offices)

                              ATWOOD OCEANICS, INC.
                          2007 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                James M. Holland
                Senior Vice President and Chief Financial Officer
                              Atwood Oceanics, Inc.
                           15835 Park Ten Place Drive
                              Houston, Texas 77084
                                 (281) 749-7800
            (Name, address and telephone number of agent for service)

                                   Copies to:

                           Strasburger & Price, L.L.P.
                           1401 McKinney St., Ste 2200
                              Houston, Texas 77010
                                 (713) 951-5600
                          Attn: W. Garney Griggs, Esq.

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                     Proposed maximum      Proposed maximum
    Title of securities to be       Amount to be    offering price per    aggregate offering          Amount of
           registered              registered (1)       share (2)             price (2)           registration fee

Common Stock, $1.00 par value      2,000,000             $48.315             $96,630,000             $10,339.41
per share (including the           shares and
associated Series A Junior         associated
Participating Preferred Stock      Series A
purchase rights)                   Junior
                                   Participating
                                   Preferred
                                   Stock purchase
                                   rights
======================================================================================================================

(1) Represents the maximum aggregate number of shares of common stock that can be awarded to or purchased by Participants under the Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan described herein. Pursuant to Rule 416, this registration statement shall be deemed to cover any additional securities offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2) Estimated solely for purposes of computing the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for our common stock on the New York Stock Exchange on February 16, 2007.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*The documents containing the information required in Part I will be sent or given to employees, officers, directors or others as specified by Rule 428 under the Securities Act of 1933, or Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission, or SEC, and the Note to
Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         We incorporate herein by reference the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or Exchange Act (excluding such documents or portions thereof that are not deemed "filed" under the Exchange Act and applicable SEC rules and regulations):

         (a) Description of our common stock, par value $1.00 per share, contained in our registration statement on Form 8-A, filed July 2, 1997;

         (b) Description of Series A Junior Participating Preferred Stock purchase rights associated with our common stock, contained in the post effective amendment No. 1 to our registration statement on Form 8-A, filed April 5, 2006;

         (c) Annual Report on Form 10-K of the Registrant for the fiscal year ended September 30, 2006, filed December 13, 2006;

         (d) Quarterly report on Form 10-Q, for the quarter ended December 31, 2006, filed February 8, 2007;

         (e) Current reports on Form 8-K, filed October 11, 2006; October 18, 2006; November 9, 2006; November 17, 2006; December 7,
                  2006; January 5, 2007; January 10, 2007; January 23, 2007;
                  February 1, 2007; February 6, 2007; and February 16, 2007; and

         (f) All documents subsequently filed by with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

         Statements in subsequently filed incorporated documents or in any accompanying prospectus supplement will modify and supersede the statement contained in this registration statement and become a part hereof from the date of the filing of those documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article IV, Section 3 of our Second Amended and Restated By-Laws states that we shall indemnify and advance expenses to directors, officers, employees and agents to the maximum extent permissible under the Texas Business Organization Code, or TBOC.

         Article VII of our Amended and Restated Certificate of Formation precludes any personal liability by a director to us or our shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability for (1) any breach of the director's duty of loyalty to us or our shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a transaction from which the director received an improper personal benefit, or
(4) an act or omission for which the liability of a director is expressly provided for by statute. Article VII also provides that the liability of directors shall be eliminated or limited to the fullest extent permitted by TBOC.

         While Article VII provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate each director's duty of care. Accordingly, Article VII has no effect on the availability of an equitable remedy such as an injunction or rescission based upon a director's breach of the duty of care. In addition, Article VII applies only to claims against the director arising out of his or her role as a director, and does not apply to the director's role as an officer or in any capacity other than that of a director or to the director's responsibilities under other law, such as the federal securities laws. Article VII relates only to liabilities of directors to us and our shareholders, and does not affect liability to third parties.

         We maintain an officers' and directors' liability insurance policy covering all of our officers and directors. The effect of such policy is to indemnify our officers and directors against losses incurred by them while acting in such capacities.

         Insofar as indemnification by us for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
     No.
                                   Description

4.1 Amended and Restated Certificate of Formation dated February 9, 2006 (incorporated by reference to Exhibit 3.1 of our Form
         8-K filed February 14, 2006).

4.2 Second Amended and Restated By-Laws dated May 5, 2006 (incorporated by reference to Exhibit 3.2 to our quarterly report on Form 10-Q for the quarter ended March 31, 2006).

4.3 Rights Agreement dated effective October 18, 2002 between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to our Form 8-A filed October 21, 2002).

4.4 Certificate of Adjustment of Atwood Oceanics, Inc. dated March 17, 2006 (incorporated by reference to Exhibit 4.1 to our Form 8-K filed March 23, 2006).

4.5 Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan (incorporated by reference to Appendix B of our Proxy Statement on Form
         DEF 14A dated January 9, 2007).

*5.1     Opinion of Strasburger & Price, L.L.P.

*23.1    Consent of PricewaterhouseCoopers LLP.

*23.2    Consent of Strasburger & Price, L.L.P. (contained in opinion filed as
         Exhibit 5.1).

*24.1 Power of Attorney (included on the signature page of this registration statement).

*Filed herewith

Item 9.  Undertakings.

     (a) Atwood Oceanics, Inc. hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraphs (a)(1)(i) and
                     (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by Atwood Oceanics, Inc. pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Atwood Oceanics, Inc. hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Atwood Oceanics, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Atwood Oceanics, Inc. of expenses incurred or paid by a director, officer or controlling person of Atwood Oceanics, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Atwood Oceanics, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Atwood Oceanics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 19, 2007.

                                     ATWOOD OCEANICS, INC.

                                     /s/JAMES M. HOLLAND
                                     James M. Holland
                                     Senior Vice President,
                                     Chief Financial Officer,
                                     Chief Accounting  Officer and
                                     Secretary

                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Irwin and James M. Holland his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/S/ JOHN R. IRWIN                          /S/ JAMES M. HOLLAND
JOHN R. IRWIN                              JAMES M. HOLLAND
President, Chief Executive                 Senior Vice President
Officer and Director                       and Chief Financial Officer
(Principal Executive Officer)              (Principal Financial and Accounting
Date:  February 19, 2007                   Officer)
                                           Date:  February 19, 2007




/S/ ROBERT W. BURGESS                      /S/ GEORGE S. DOTSON
ROBERT W. BURGESS                          GEORGE S. DOTSON
Director                                   Director
Date:  February 19, 2007                   Date:  February 19, 2007



/S/ HANS HELMERICH                         /S/ WILLIAM J. MORRISSEY
HANS HELMERICH                             WILLIAM J. MORRISSEY
Director                                   Director
Date:  February 19, 2007                   Date:  February 19, 2007



/S/ DEBORAH A. BECK                        /S/ JAMES R. MONTAGUE
DEBORAH A. BECK                            JAMES R. MONTAGUE
Director                                   Director
Date:  February 19, 2007                   Date:  February 19, 2007

                                INDEX OF EXHIBITS

Exhibit
     No.
                                   Description

4.1 Amended and Restated Certificate of Formation dated February 9, 2006 (incorporated by reference to Exhibit 3.1 of our Form
         8-K filed February 14, 2006).

4.2 Second Amended and Restated By-Laws dated May 5, 2006 (incorporated by reference to Exhibit 3.2 to our quarterly report on Form 10-Q for the quarter ended March 31, 2006).

4.3 Rights Agreement dated effective October 18, 2002 between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to our Form 8-A filed October 21, 2002).

4.4 Certificate of Adjustment of Atwood Oceanics, Inc. dated March 17, 2006 (incorporated by reference to Exhibit 4.1 to our Form 8-K filed March 23, 2006).

4.5 Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan (incorporated by reference to Appendix B of our Proxy Statement on Form
         DEF 14A dated January 9, 2007).

*5.1     Opinion of Strasburger & Price, L.L.P.

*23.1    Consent of PricewaterhouseCoopers LLP.

*23.2    Consent of Strasburger & Price, L.L.P. (contained in opinion filed as
         Exhibit 5.1).

*24.1 Power of Attorney (included on the signature page of this registration statement).

*Filed herewith